UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RRSat Global Communications Network Ltd.

(Exact name of registrant as specified in its Charter)

Israel	N/A
(State of incorporation or organization)	(IRS Employer Identification Number)

4 Hagoren Street
Industrial Park, Omer 84965, Israel

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Ordinary shares, par value NIS 0.01 each	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.☐

Securities Act registration statement file number to which this form relates:  333-137930   (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN

REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

A description of the ordinary shares of RRSat Global Communications Network Ltd. (the “Registrant”) is set forth under the caption “Description of Share Capital” in the preliminary prospectus included in the registration statement on Form F-1 (File No. 333-137930) filed by the Registrant with the Securities and Exchange Commission on October 10, 2006 (as amended from time to time, the “Registration Statement”), which is hereby incorporated herein by reference.  The final prospectus will be filed pursuant to
Rule 424(b) under the Securities Act of 1933, as amended, and, upon filing, shall be deemed incorporated by reference herein.

Item 2.    Exhibits.

The following exhibits to this registration statement have been filed and/or will be filed as exhibits to the Registration Statement and are hereby, and upon filing shall be deemed, incorporated herein by reference:

No.	Description
1.	Memorandum of Association of the Registrant and an amendment thereto (translated from Hebrew)(incorporated by reference to Exhibit 3.1 of the Registration Statement)

2.	Articles of Association of the Registrant and an amendment thereto (translated from Hebrew)(incorporated by reference to Exhibit 3.2 of the Registration Statement)

3.	Certificate of Name Change, dated August 15, 2006 (translated from Hebrew)(incorporated by reference to Exhibit 3.3 of the Registration Statement)

4.

Amended and Restated Articles of Association of the Registrant to be effective immediately prior to the effective date of the offering contemplated by the Registration Statement (incorporated by reference to Exhibit 3.4 of the Registration Statement)

5.

Amendment to Memorandum of Association of the Registrant to be effective immediately prior to the effective date of the offering contemplated by the Registration Statement (translated from Hebrew)(incorporated by reference to Exhibit 3.5 of the Registration Statement)

6.	Specimen Ordinary Shares Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

RRSAT GLOBAL COMMUNICATIONS NETWORK LTD.

By:	/s/ David Rivel
Name:	David Rivel
Title:	Chief Executive Officer

Date: October 13, 2006